SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT


             PURSUANT TO SECTION 13 OR 15 (d) OF THE

                 SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): October 23, 2003


                      Horizon Financial Corp.
      ------------------------------------------------------
      (Exact name of registrant as specified in its charter)




Washington                          0-27062                   91-1695422
---------------------------       -----------             -------------------
State or other jurisdiction       Commission              (I.R.S. Employer
of incorporation                  File Number             Identification No.)

1500 Cornwall Avenue, Bellingham, Washington                      98225
--------------------------------------------                   -----------
(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number (including area code)  (360) 733-3050


                                Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------

     (c)  Exhibits

          99.1 Press Release of Horizon Financial Corp. dated October 23,
          2003.

Item 9.  Regulation FD Disclosure
---------------------------------

     On October 23, 2003, Horizon Financial Corp. issued its earnings release for the second quarter ended September 30, 2003. A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

     The information being furnished under this "Item 9. Regulation FD Disclosure" is intended to be furnished under "Item 12. Disclosure of Results of Operations and Financial Condition."

                                 SIGNATURES
                                 ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    HORIZON FINANCIAL CORP.



DATE: October 23, 2003              By: /s/ V. Lawrence Evans
                                        ------------------------------
                                        V. Lawrence Evans
                                        President and Chief Executive Officer

                                Exhibit 99.1

        Press Release of Horizon Financial Corp. dated October 23, 2003

                                  CONTACTS:  V. Lawrence Evans, Chairman & CEO
                                             Dennis Joines, President & COO
                                             Rich Jacobson, Executive VP & CFO
                                             360.733.3050

   HORIZON FINANCIAL POSTS RECORD PROFITS IN SECOND QUARTER AND FIRST HALF
   -----------------------------------------------------------------------

BELLINGHAM, WA   October 23, 2003   Horizon Financial Corp. (Nasdaq: HRZB)
today reported that solid loan production and a focus on building low-cost deposits and higher-yielding loans resulted in record profits in the second
quarter and first half of fiscal 2004.   In the quarter ended September 30,
2003, net income increased 15% to $3.3 million, or $0.31 per diluted share, compared to $2.9 million, or $0.27 per share in the second quarter last year. For the first half of fiscal 2004, net income grew 16% to $6.7 million, or $0.62 per diluted share, from $5.8 million, or $0.53 per share in the six-month period a year ago.

Management will host a conference call today, October 23rd, at 1:30 pm PDT (4:30 EDT) to discuss second quarter results. Current and potential investors should dial (303) 205-0066 to access the live call. A replay, which will be archived for a week, can be heard by calling (303) 590-3000 using passcode 533869.

Profitability ratios showed improvement for both the quarter and first half of the year. Return on average equity increased to 12.4%, from 11.3% in the second quarter a year ago, and to 12.4% from 11.3% in the six-month period. Horizon generated a return on average assets of 1.63% for the quarter and 1.62% for the first half, up from 1.47% in both periods last year.

"Ongoing asset and liability management has expanded our net interest margin and transformed Horizon into a true community commercial bank," stated V. Lawrence Evans, Chairman and CEO. "We have continued to grow our commercial and commercial real estate loan portfolios and decreased our dependence on time deposits." Net interest margin improved to 4.38% in the second quarter and 4.40% in the first half of 2003, compared to 4.20% and 4.11% in respective periods last year.

Commercial loan production accounted for more than half of all new loans in both the second quarter and year-to-date. Commercial and commercial real estate loan originations rose 73% to $122 million, compared to $70 million in the second quarter of 2002, and increased 130% to $208 million in the first half, from $91 million in the six-month period a year ago. Total loan originations increased 58% to $227 million quarter-over-quarter, and 73% to $405 million in the six-month period.

Commercial and commercial real estate loans grew to 69% of the portfolio, from 50% at the end of the second quarter last year. Single-family residential loans now represent just 25% of net loans, down from 44% a year ago, and consumer loans remain at 5% of total loans.

"We have continued to build up the reserve for loan losses to reflect the higher concentration of commercial loans in our portfolio," said Dennis Joines, President and COO. "Our reserve for loan losses was $9.3 million at quarter-end, representing 1.54% of net loans, and we are comfortable with that level of coverage."

Credit quality remains solid, with non-performing loans (NPLs) of $834,000 at the end of the second quarter, representing just 0.14% of net loans. A year ago, NPLs were $2.6 million, or 0.46% of loans. Total non-performing assets
(NPAs) were $897,000 at September 30, 2003, or 0.11% of total assets. A year ago, the NPLs accounted for all of the NPAs and represented 0.33% of total assets.

"We continue to sell most of our single-family mortgage production while keeping higher-yielding commercial credits in our portfolio," Evans said. "In addition, our focus on building liquid, low-cost deposits has also contributed to our increased profitability by significantly decreasing our interest expense." At the end of the second quarter, demand deposits accounted for 42% of total deposits, up from 39% of deposits at the end of September last year.

                                   (more)

HRZB   Record 2Q04 Profits
October 23, 2003
Page Two

Net interest income and non-interest income both showed sizable increases for both the second quarter and six-month period. As a result, total revenue (net interest income before the provision for loan losses plus non-interest income) grew 19% to $10.7 million in the quarter, compared to $9.0 million a year ago. Year- to-date, revenues have increased 19% to $21.1 million, from $17.8 million in the first half of 2002.

Net interest income after provisions for loan losses grew 7% to $7.8 million for the quarter, compared to $7.3 million a year ago, as a result of the lower interest expense. Non-interest income rose 72% to $2.5 million from $1.4 million a year ago, due to increased service fees and gains on sale of loans. Non-interest expense increased 21% to $5.3 million, from $4.4 million in the second quarter last year, primarily due to the opening of three new commercial banking centers and one new real estate loan center.

In the first half of 2004, net interest income after provisions for loan losses was up 10% to $15.6 million, compared to $14.2 million a year ago. Non-interest income increased 54% to $4.5 million, from $2.9 million in the first half of 2004. Non-interest expense was up 19% year-to-date to $10.2 million, compared to $8.5 million last year.

"Although our expenses have increased as we have grown the branch network, our operating costs have largely kept pace with income growth," Joines said. "Our efficiency ratio remains among the best in our peer group, and we expect to keep it below 50%." Horizon's efficiency ratio was 49.0% in the quarter, compared to 48.2% a year ago. For the six-month period, the efficiency ratio was 48.2%, from 48.0% in the first half of fiscal 2004.

At the end of the second quarter of fiscal 2004, book value per share was $10.30 compared to $9.76 a year earlier, and tangible book value was $10.21, up from $9.63 a year ago. Horizon repurchased 85,100 shares at an average price of $17.03 per share during the quarter.

Horizon Financial Corp. is an $817 million, state-chartered bank holding company headquartered in Bellingham, Washington. The Corporation's primary subsidiary, Horizon Bank, operates 16 full-service offices, three commercial loan centers and two real estate loan centers throughout Whatcom, Skagit and Snohomish Counties.


Safe Harbor Statement: Except for the historical information in this news release, the matters described herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially. Such risks and uncertainties include the ability to successfully target new commercial business and expand existing relationships, the adequacy of reserves, general banking strategy, the ability to manage expenses and the efficiency ratio, continued expansion or maintenance of the net interest margin, the ability to grow demand deposits, interest rate risk, loan quality and the ability to recover loan losses, the local and national economic environment, and other risks and uncertainties discussed from time to time in Horizon Financial's SEC filings. These forward-looking statements speak only as of the date of this release. Horizon undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

                             (more)

HRZB   Record 2Q04 Profits
October 23, 2003
Page Three

CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

                          Quarter ended                Six months ended
                          September 30,                  September 30,
                        2003       2002   Change    2003        2002    Change
------------------------------------------------------------------------------

Interest income:
 Interest on loans    $ 11,004    $ 11,060         $ 22,058    $ 22,173
 Interest and
  dividends on
  investment and
  mtge backed
  securities             1,207       1,565            2,647       3,011
                    ----------  ----------       ----------  ----------
  Total interest
   income               12,211      12,625     -3%   24,705      25,184    -2%

Interest expense:
 Interest on deposits    3,375       4,578            6,948       9,536
 Interest on borrowings    557         433            1,121         794
                    ----------  ----------       ----------  ----------
  Total interest
   expense               3,932       5,011    -22%    8,069      10,330   -22%
                    ----------  ----------       ----------  ----------
  Net interest income    8,279       7,614      9%   16,636      14,854    12%
 Provision for loan
  losses                   500         350     43%    1,025         650    58%
                    ----------  ----------       ----------  ----------
  Net interest income
   after provision for
   loan losses           7,779       7,264      7%   15,611      14,204    10%

Non-interest income:
 Service fees              807         511            1,545       1,028

 Net gain/(loss) on
  sales of loans -
  servicing released     1,032         523            1,826         928
 Net gain/(loss) on
  sales of loans -
  servicing retained        81          32               83          95
 Net gain/(loss) on
  sales of investment
  securities                40           -               44          62
 Other                     498         367              991         799
                    ----------  ----------       ----------  ----------
  Total non-interest
   income                2,458       1,433     72%    4,489       2,912    54%

Non-interest expense:
 Compensation and em-
  ployee benefits        2,916       2,367            5,695       4,611
 Building occupancy        698         596            1,304       1,185
 Other expenses          1,280         976            2,516       1,844
 Data processing           158         247              240         495
 Advertising               211         178              423         393
                    ----------  ----------       ----------  ----------
  Total non-interest
   expense               5,263       4,364     21%   10,178       8,528    19%

Income before provision
 for income taxes        4,974       4,333     15%    9,922       8,588    16%


Provision for income
 taxes                   1,633       1,421     15%    3,260       2,822    16%
                    ----------  ----------       ----------  ----------
Net Income            $  3,341    $  2,912     15% $  6,662    $  5,766    16%
                    ==========  ==========       ==========  ==========

Earnings per share:
 Basic earnings per
  share               $   0.32    $   0.27         $   0.63    $   0.54
 Diluted EPS          $   0.31    $   0.27         $   0.62    $   0.53

Weighted average
 shares outstanding:
  Basic             10,504,871  10,681,655       10,528,093  10,711,811
  Common stock
   equivalents         209,852     189,033          214,733     182,147
                    ----------  ----------       ----------  ----------
  Diluted           10,714,723  10,870,688       10,742,826  10,893,958
                    ==========  ==========       ==========  ==========

                                   (more)

HRZB   Record 2Q04 Profits
October 23, 2003
Page Four

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                  September    March 31,  September   One Year
                                  30, 2003       2003     30, 2002     Change
------------------------------------------------------------------------------
Assets:                          (unaudited)             (unaudited)
 Cash and due from banks          $  20,247   $  15,084   $ 16,785       21%
 Interest-bearing deposits           34,931      59,929     50,310      -31%
 Investment securities - AFS         78,241      74,561     74,997        4%
 Investment securities - HTM            370         369        369        0%
 Mortgage-backed securities - AFS    32,224      37,921     34,074       -5%
 Mortgage-backed securities - HTM     1,953       2,793      3,458      -44%
 Federal Home Loan Bank stock         6,837       6,639      6,430        6%
 Gross loans receivable             611,023     590,775    580,339        5%
 Reserve for loan losses             (9,275)     (8,506)    (6,452)      44%
                                  ---------   ---------  ---------
 Net loans receivable               601,748     582,269    573,887        5%
 Loans held for sale                  4,080       2,838      9,046      -55%
 Accrued interest and dividends
  receivable                          3,934       4,621      4,570      -14%
 Property and equipment, net         17,337      15,934     15,350       13%
 Income tax receivable                    0           0         64     -100%
 Real estate owned                       63       1,072          0
 Other assets                        15,235      15,842     14,384        6%
                                  ---------   ---------  ---------
  Total assets                    $ 817,200   $ 819,872  $ 803,724        2%
                                  =========   =========  =========

 Deposits                         $ 641,564   $ 646,722  $ 637,253        1%
 Other borrowed funds                53,772      53,763     40,185       34%
 Accounts payable and other
  liabilities                        10,499       8,048     16,308      -36%
 Advances by borrowers for taxes
  and insurance                         426         987      1,291      -67%
 Deferred compensation                1,710       1,671      1,626        5%
 Net deferred income tax
  liabilities                         1,247       1,531      2,960      -58%
 Federal income tax payable              76         906          0      n/a
                                  ---------   ---------  ---------
  Total liabilities               $ 709,294   $ 713,628  $ 699,623        1%

Stockholders' equity:
 Serial preferred stock, $1.00
  par value; 10,000,000 shares
  authorized, none issued or
  outstanding
 Common stock, $1.00 par value;
  30,000,000 shares authorized;
  10,475,070, 10,550,113, and
  10,664,834 shares issued and
  outstanding                        10,475      10,550     10,665       -2%
 Paid-in capital                     57,111      57,353     57,795       -1%
 Retained earnings                   35,060      32,528     30,053       17%
 Accumulated other comprehensive
  income                              5,476       6,029      5,876       -7%
 Debt related to ESOP                  (216)       (216)      (288)     -25%
                                  ---------   ---------  ---------
  Total stockholders' equity        107,906     106,244    104,101        4%
                                  ---------   ---------  ---------
  Total liabilities and stock-
   holders' equity                $ 817,200   $ 819,872  $ 803,724        2%
                                  =========   =========  =========
Intangible assets:
 Goodwill                         $     545   $     545  $     545        0%
 Mortgage servicing asset               363         616        906      -60%
                                  ---------   ---------  ---------
 Total Intangible assets          $     908   $   1,161  $   1,451      -37%
                                  =========   =========  =========

                                  (more)

HRZB   Record 2Q04 Profits
October 23, 2003
Page Five

CONSOLIDATED FINANCIAL RATIOS            Quarter ended     Six months ended
-----------------------------            September 30,       September 30,
(unaudited)                            2003        2002    2003        2002
----------------------------------------------------------------------------
Return on average assets              1.62%       1.47%    1.62%       1.47%
Return on average equity             12.40%      11.30%   12.43%      11.28%
Efficiency ratio                     49.02%      48.23%   48.18%      48.00%
Net interest spread                   4.21%       3.96%    4.22%       3.85%
Net interest margin                   4.38%       4.20%    4.40%       4.11%
Equity-to-assets ratio               13.20%      12.95%
Equity-to-deposits ratio             16.82%      16.34%
Book value per share             $   10.30   $    9.76
Tangible book value per share    $   10.21   $    9.63

ALLOWANCE FOR LOAN LOSSES            Six months ended
-------------------------              September 30,
(unaudited)                          2003       2002
------------------------------------------------------
Balance at beginning of period   $   8,506   $   5,887
Provision for loan losses        $   1,025   $     650
Charge offs (net of recoveries)  $    (256)  $     (85)
                                 ---------   ---------
Balance at end of period         $   9,275   $   6,452


NON-PERFORMING ASSETS                 Quarter Ended
---------------------                 September 30,
(unaudited)                          2003       2002
------------------------------------------------------
Accruing loans - 90 days past due      834       2,341
Non-accrual loans                        0         283
Restructured loans                       0           0
                                 ---------   ---------
Total non-performing loans             834       2,624
Total non-performing loans/
  net loans                          0.14%       0.46%
REO                              $     63    $      -
                                 ---------   ---------
Total non-performing assets      $    897    $  2,624
Total non-performing assets/
  total assets                       0.11%       0.33%


DEPOSITS
                       September 30, 2003  March 31,2003   September 30, 2002
-----------------------------------------------------------------------------
Demand Deposits             (unaudited)                        (unaudited)
 Savings                $  40,985    6%   $  38,455   6%    $  36,634    6%
 Ck                        66,048   10%      66,169  10%       54,829    9%
 Ck - non int              35,527    6%      28,052   4%       27,958    4%
 Money Mkt                126,998   20%     125,805  20%      126,228   20%
                        ---------------------------------------------------
Subtotal                  269,558   42%     258,481  40%      245,649   39%

CD's
 Under 100,000            246,549   38%     258,623  40%      267,677   42%
 >= 100,000               125,457   20%     129,618  20%      123,927   19%
                        ---------------------------------------------------
Total CD's                372,006   58%     388,241  60%      391,604   61%
                        ---------------------------------------------------
Total                   $ 641,564  100%   $ 646,722 100%    $ 637,253  100%
                        ===================================================

                                     (more)
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HRZB   Record 2Q04 Profits
October 23, 2003
Page Six

AVERAGE BALANCES                    Quarter ended        Six months ended
                                    September 30,          September 30,
(unaudited)                       2003         2002       2003        2002
----------------------------------------------------------------------------
  Loans                       $ 611,505    $ 571,080   $ 601,648  $ 569,940
  Investments                   145,358      154,180     154,335    152,729
                              ---------    ---------   ---------  ---------
    Total interest-earning
     assets                     756,863      725,260     755,983    722,669
  Deposits                      641,606      626,727     640,837    628,563
  Borrowings                     53,986       36,576      53,963     32,903
                              ---------    ---------   ---------  ---------
    Total interest-bearing
     liabilites                 695,592      663,303     694,800    661,466
Average assets                $ 820,017    $ 793,280   $ 819,968  $ 786,208
Average Stockholders' equity  $ 107,724    $ 103,032   $ 107,230  $ 102,221

                                    Quarter ended        Six months ended
Weighted Average                    September 30,          September 30,
Interest Rates:                   2003         2002       2003        2002
----------------------------------------------------------------------------
  Yield on loans                   7.20%        7.75%       7.33%      7.78%
  Yield on investments             3.29%        4.03%       3.42%      3.93%
                                 -------      -------     -------    -------
  Yield on interest-earning assets 6.45%        6.96%       6.54%      6.97%

  Cost of deposits                 2.09%        2.90%       2.16%      3.03%
  Cost of borrowings               4.09%        4.63%       4.14%      4.75%
                                 -------      -------     -------    -------
  Cost in interest-bearing
   liabilities                     2.24%        3.00%       2.32%      3.11%
Net Interest Spread                4.21%        3.96%       4.22%      3.85%
Net Interest Margin                4.38%        4.20%       4.40%      4.11%


LOANS                      September 30,      March 31,     September 30,
(unaudited)                    2003             2003             2002
----------------------------------------------------------------------------
1-4 Mortgage               (unaudited)                       (unaudited)
  1-4 Family               $ 228,115         $ 354,590        $ 449,655
  1-4 Family construction     28,510            28,035           31,075
  Participations sold        (84,635)         (141,275)        (202,660)
                           ---------         ---------        ---------
Subtotal                     171,990           241,350          278,070

Comm construction/land dev    56,652            66,112           66,627
Residential Comm RE           73,221            56,930           48,633
Non Res Comm RE              231,303           182,158          160,344
Commercial loans              76,708            54,132           42,478
Home equity secured           24,666            22,729           24,087
Other consumer loans           6,180             6,887            6,450
                           ---------         ---------        ---------
Subtotal                     468,730           388,948          348,619
                           ---------         ---------        ---------
Subtotal                     640,720           630,298          626,689
Less:
  Deferred fees               (4,312)           (4,845)          (5,462)
  Loan loss reserve           (9,275)           (8,506)          (6,452)
  Loans in process           (25,385)          (34,678)         (40,888)
                           ---------         ---------        ---------
Total Loans receivable     $ 601,748         $ 582,269        $ 573,887
                           =========         =========        =========

Net Residential Loans     152,335.00   25%  221,722.00  38%  254,291.00   44%
Net Commercial Loans       75,206.00   12%   53,082.00   9%   41,877.00    7%
Net Commercial RE Loans   343,947.00   57%  278,403.00  48%  247,638.00   43%
Net Consumer Loans         30,260.00    5%   29,062.00   5%   30,081.00    5%
                          ---------------------------------------------------
                          601,748.00  100%  582,269.00 100%  573,887.00  100%
                          ===================================================

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